UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 1, 2023

ARES MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067
(Address of principal executive office) (Zip Code)
(310) 201-4100
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ARES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2023, the board of directors (the “Board”) of Ares Management Corporation (the “Company”) appointed Ashish Bhutani as a Class II director to fill the one vacancy on the Board. Mr. Bhutani will serve as a director until his successor is duly elected and qualified or until the earlier of his death, resignation or removal. The Board has determined that Mr. Bhutani meets the requirements for independence under the applicable listing standards of the New York Stock Exchange and the Securities and Exchange Act of 1934, as amended. Mr. Bhutani has been appointed to the Conflicts Committee of the Board and will receive the customary compensation for non-executive directors of the Company. Mr. Bhutani also entered into the Company’s standard indemnification agreement for non-executive directors.

Mr. Bhutani was the Chairman of Lazard Asset Management (“LAM”) and Vice Chairman of Lazard Ltd, LAM’s parent company until December 31, 2022. He served as the Chief Executive Officer of LAM from 2004 through June 1, 2022. Mr. Bhutani served on the Board of Directors of Lazard Ltd from 2010 through June 1, 2022. As of November 30, 2022, Lazard Ltd’s preliminary assets under management totaled approximately $221.0 billion, across a wide range of global, regional and country-specific strategies – both traditional and alternative – in listed equity and fixed income. Prior to joining Lazard Ltd in 2003, Mr. Bhutani worked at Wasserstein Perella Group and its successor company, Dresdner Kleinwort Wasserstein, where he was Co-Chief Executive Officer, North America, and a member of the Global Executive Committee from 2001 through 2002. Mr. Bhutani served as Deputy Chairman of Wasserstein Perella Group and Chief Executive Officer of Wasserstein Perella Securities from 1994 to 2001. Mr. Bhutani joined Wasserstein Perella Group in 1989, after starting his career at Salomon Brothers in 1985. Mr. Bhutani is active in a number of philanthropic organizations, primarily focused on hunger relief and education. He is a Board member of City Harvest and a Board member of Children’s Aid. Mr. Bhutani is also a member of the Council on Foreign Relations. Mr. Bhutani holds a Bachelor of Science from Concordia College and a Master of Business Administration from Pace University.

There are no arrangements or understandings between Mr. Bhutani and any other persons pursuant to which he was elected as a member of the Board. There are no family relationships between Mr. Bhutani and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Bhutani is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Bhutani as a director of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description
99.1	Press release of Ares Management Corporation, dated January 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION

Date: January 5, 2023

	By:	/s/ Jarrod Phillips
	Name:	Jarrod Phillips
	Title:	Chief Financial Officer

3